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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF CORNELL COMPANIES, INC.
                            (AS OF DECEMBER 31, 2001)

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
                                                                               PERCENTAGE OF VOTING
                                                 PERCENTAGE OF VOTING          SECURITIES OWNED BY A
                                             SECURITIES OWNED BY CORNELL            SUBSIDIARY
                                                   COMPANIES, INC.           OF CORNELL COMPANIES, INC.
                                             ----------------------------   ----------------------------
Cornell Corrections Management, Inc.                     100%
  Cornell Corrections of Texas, Inc.                                                   100%
  Cornell Corrections of California, Inc.                                              100%
  Cornell Corrections of Rhode Island, Inc.                                            100%
  Abraxas Group, Inc.                                                                  100%
  WBP Leasing, Inc.                                                                    100%
  Cornell Corrections of Oklahoma, Inc.                                                100%
  Cornell Corrections of Georgia, L.P.                                                 100%
  Cornell Corrections of Alaska, Inc.                                                  100%
  Cornell Interventions, Inc.                                                          100%
CCGI Corporation                                         100%
Cornell Companies Administration LLC                     100%
Cornell Companies Management Holdings LLC                100%
  Cornell Companies Management Services L.P.                                           100%
  Cornell Companies Management L.P.                                                    100%

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